EX-99.d(55)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                                PPM AMERICA, INC.

         This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and PPM AMERICA, INC., a Delaware corporation and registered investment adviser ("Sub-Adviser").

         WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

         WHEREAS, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Advisor a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

         WHEREAS, the Adviser desires to appoint Sub-Adviser to provide, and Sub-Adviser has agreed to provide, additional sub-investment advisory services to a new investment portfolio of the JNL Series Trust, effective upon execution or, if later, the date that initial capital for such investment portfolio is first provided.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

        1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated May 16, 2002, attached hereto.

        2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated May 16, 2002, attached hereto.

         IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 16th day of May, 2002.

JACKSON NATIONAL ASSET              PPM AMERICA, INC.
MANAGEMENT, LLC


By:                                 By:
     ----------------------------       ----------------------------

Name:    Andrew B. Hopping          Name:
       --------------------------         --------------------------

Title:   President                  Title:
        -------------------------         --------------------------


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                                   SCHEDULE A
                               DATED MAY 16, 2002

                                     (Funds)

                          PPM America/JNL Balanced Fund
                      PPM America/JNL High Yield Bond Fund
                        PPM America/JNL Money Market Fund
                           PPM America/JNL Value Fund

                                   SCHEDULE B
                               DATED MAY 16, 2002

                                 (Compensation)

                          PPM America/JNL Balanced Fund

      Average Daily Net Assets                           Annual Rate

      $0 to $50 Million                                      .25%
      $50 Million to $150 Million                            .20%
      $150 Million to $300 Million                           .175%
      $300 Million to $500 Million                           .15%
      Amounts over $500 Million                              .125%

                      PPM America/JNL High Yield Bond Fund

      Average Daily Net Assets                           Annual Rate

      $0 to $50 Million                                      .25%
      $50 Million to $150 Million                            .20%
      $150 Million to $300 Million                           .175%
      $300 Million to $500 Million                           .15%
      Amounts over $500 Million                              .125%

                        PPM America/JNL Money Market Fund

      Average Daily Net Assets                           Annual Rate

      $0 to $50 Million                                      .20%
      $50 Million to $150 Million                            .15%
      $150 Million to $300 Million                           .125%
      $300 Million to $500 Million                           .10%
      Amounts over $500 Million                              .075%

                           PPM America/JNL Value Fund

      Average Daily Net Assets                           Annual Rate

      $0 to $50 Million                                      .25%
      $50 Million to $150 Million                            .20%
      $150 Million to $300 Million                           .175%
      $300 Million to $500 Million                           .15%
      Amounts over $500 Million                              .125%